Exhibit 23

INDEPENDENT ACCOUNTANTS’ CONSENT

The Board of Directors
OceanFirst Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 333-42088) on Form S-8, pertaining to the OceanFirst Financial Corp. 2000 Stock Option Plan, and in the registration statement (No. 33-34143) on Form S-8, pertaining to the OceanFirst Financial Corp. 1997 Incentive Plan, and in the registration statement (No. 33-34145), on Form S-8, pertaining to the Retirement Plan for OceanFirst Bank, of OceanFirst Financial Corp., of our report dated January 23, 2003, relating to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the December 31, 2002 Annual Report on Form 10-K of OceanFirst Financial Corp.

KPMG LLP
Short Hills, New Jersey
March 25, 2003